As filed with the Securities and Exchange Commission on May 27, 1998
                                                      Registration No. 333-53401
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                         Pre-Effective Amendment No. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       UNITED DOMINION REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)

          Virginia                                             54-0857512
(State or other jurisdiction                                (I.R.S. Employer
     of incorporation)                                     Identification No.)

                               10 South 6th Street
                          Richmond, Virginia 23219-3802
                                  (804)780-2691
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               KATHERYN E. SURFACE
                    Senior Vice President and General Counsel
                       United Dominion Realty Trust, Inc.
                               10 South 6th Street
                          Richmond, Virginia 23219-3802

                                 (804) 780-2691
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           JAMES W. FEATHERSTONE, III
                                RANDALL S. PARKS
                                Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                          Richmond, Virginia 23219-4074
                                 (804) 788-8267

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 ---------------
         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

--------------------------------------------------------------------------------

P R O S P E C T U S

                                1,528,089 Shares
                       United Dominion Realty Trust, Inc.
                                  Common Stock

         This Prospectus relates to 1,528,089 shares (the "Offered Shares") of Common Stock, $1.00 par value (the "Common Stock"), of United Dominion Realty Trust, Inc. (the "Company"), which may be offered by certain shareholders of the Company, or by pledgees, donees, transferees or other successors in interest thereto (the "Selling Shareholders") from time to time. The Offered Shares have been or may be issued to the Selling Shareholders upon (1) the conversion of units of limited partnership (the "ASR OP Units") in Heritage Communities, L.P. (the "ASR OP"), a Delaware limited partnership sponsored by ASR Investments Corporation, a Maryland corporation ("ASR"), (2) the exercise of options (the "ASR Options") granted under stock option plans of ASR, and/or (3) the redemption of units of limited partnership (the "UDR OP Units") in United Dominion Realty, L.P., a Virginia limited partnership sponsored by the Company, received in exchange for ASR OP Units. On March 27, 1998, the Company acquired ASR pursuant to a merger agreement in which the Company agreed to issue Common Stock upon surrender of ASR OP Units for conversion and upon exercise of ASR Options in lieu of the ASR Common Stock otherwise then issuable, and to assume the obligations of ASR to register under the Securities Act of 1933, as amended (the "Securities Act"), the securities issuable upon conversion of the ASR OP Units. The Company intends to terminate the ASR OP and to that end is offering to exchange UDR OP Units for ASR OP Units held by the Selling Shareholders who are limited partners in the ASR OP. The total number of Offered Shares is the maximum aggregate number of shares of Common Stock that the holders of ASR OP Units, ASR Options and/or UDR OP Units exchanged for ASR OP Units may receive upon conversion of the ASR OP Units, redemption of UDR OP Units exchanged therefor and exercise of the ASR Options. Registration of the Offered Shares does not necessarily mean that any of the Offered Shares will be offered or sold by the Selling Shareholders hereunder.

         The Offered Shares may be sold from time to time directly by the Selling Shareholders in transactions on the New York Stock Exchange ("NYSE") or in privately negotiated transactions, including transactions with exchange funds, through the writing of options on the Offered Shares or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Alternatively, the Offered Shares may be offered to or through underwriters, brokers or dealers who may act solely as agents or who may acquire Offered Shares as principals. The distribution of the Offered Shares through such persons may be effected in one or more transactions that may take place on the NYSE, including block trades or ordinary broker's transactions, or through privately negotiated transactions or sales to one or more brokers or dealers for resale of such securities as principals, at market prices prevailing at the time of sale, or otherwise at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees, underwriting discounts or commissions may be paid by the Selling Shareholders in connection with such sales. In connection with such sales, the Selling Shareholders and any participating underwriters, brokers, dealers or agents may be deemed "underwriters" as such term is defined in the Securities Act, and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents, in addition to any profits received on resale of the Offered Shares if any such underwriters, brokers, dealers or agents should purchase any Offered Shares as a principal, may be deemed to be underwriting discounts or commissions under the Securities Act.

         None of the proceeds from the sale of the Offered Shares by the Selling Shareholders will be received by the Company. See "Use of Proceeds."

         The Company will bear all expenses (other than commissions or discounts of underwriters, dealers or agents, brokers' fees, state and local transfer taxes, and fees and expenses of counsel or other advisors to the Selling Shareholders) in connection with the registration of the Offered Shares being offered by the Selling Shareholders, estimated to be $23,670.14. See "Plan of Distribution" herein for a description of indemnification arrangements between the Company and certain Selling Shareholders.

         The Common Stock is listed on the NYSE under the symbol "UDR." On May 20, 1998, the last reported sale price of the Common Stock on the NYSE was $13.8125 per share.

                               ------------------
            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                 SECURITIES AND EXCHANGE COMMISSION PASSED UPON
                  THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                               ------------------

                   The date of this Prospectus is _____, 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1300, 7 World Trade Center, New York, New York 10048, and can also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company and other registrants that have been filed electronically with the Commission. The address of such site is http://www.sec.gov.

         This Prospectus is part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information, reference is made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents (File No. 1-10524) filed by the Company with the Commission under the Exchange Act are hereby incorporated by reference in this Prospectus: (i) the Company's annual report on Form 10-K for the year ended December 31, 1997, filed on March 31, 1998; (ii) the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1998, filed on May 15, 1998; (iii) the Company's current report on Form 8-K dated January 27, 1998, filed on February 4, 1998; (iv) the Company's current report on Form 8-K dated February 13, 1998, filed on February 13, 1998; (v) the Company's current report on Form 8-K dated February 17, 1998, filed on February 17, 1998; (vi) the Company's current report on Form 8-K dated March 27, 1998, filed on April 13, 1998; and
(vii) the description of the Company's Common Stock contained in the Company's registration statement on Form 8-A dated April 19, 1990, filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide on request and without charge to each person to whom this Prospectus is delivered a copy (without exhibits) of any or all documents incorporated by reference or deemed incorporated by reference in this Prospectus. Requests for such copies should be directed to United Dominion Realty Trust, Inc., 10 South 6th Street, Richmond, Virginia 23219-3802,
Attention: Investor Relations (telephone 804/780-2691).

                                   THE COMPANY

         United Dominion Realty Trust, Inc. (the "Company"), a Virginia corporation headquartered in Richmond, Virginia, is a self-administered equity real estate investment trust ("REIT"), whose business is the ownership and operation of apartment communities located throughout the country. The Company is a fully integrated real estate company with acquisition, development and property management capabilities. At March 31, 1998, the Company's portfolio consisted of 264 apartment communities containing 70,057 apartment homes. The Company's apartment portfolio also included four apartment communities containing 1,158 apartment homes under development and one addition to an existing apartment community that, when completed, will add an additional 180 apartment homes to its portfolio. The Company had approximately 2,500 employees as of March 31, 1998. Its Common Stock is listed on the NYSE under the symbol "UDR."

         The Company operates as a REIT under the applicable provisions of the Internal Revue Code of 1986, as amended (the "Code"). To qualify, the Company must meet certain tests which, among other things, require that its assets consist primarily of real estate, its income be derived primarily from real estate and at least 95% of its taxable income be distributed to its common shareholders. Because the Company qualifies as a REIT, it is generally not subject to federal income taxes.

                               RECENT DEVELOPMENTS

         ASR Merger. Effective as of the close of business on March 27, 1998, the Company completed the merger (the "Merger") of ASR Investments Corporation ("ASR"), a publicly traded, Tucson-based, multifamily REIT that owned and operated 39 communities with 7,550 apartment homes. Pursuant to the Merger Agreement, each share of ASR's common stock was exchanged for 1.575 shares of the Company's common stock. The merger was structured as a tax-free transaction and was treated as a purchase for accounting purposes. In connection with the Merger, the Company acquired primarily real estate assets totaling $313.7 million. Consideration given by the Company included 7,742,839 shares of Common Stock valued at $14 per share for an aggregate equity value of $108.4 million plus the assumption of 1,529,990 ASR OP Units valued at $21.4 million. In addition, the Company assumed, at fair value, mortgage debt totaling $179.4 million and other liabilities of $13.6 million.

         Other Acquisitions. During the first quarter of 1998, in addition to the ASR acquisition, the Company acquired six apartment communities containing 2,076 apartment homes at a total cost of approximately $96 million, including closing costs.

         Development Activity. At March 31, 1998, the Company had four apartment communities (1,158 apartment homes) under development and one addition (180 apartment homes) to an existing apartment community under development.

         The development communities are located in Nashville, Tennessee (360 apartment homes), Fort Myers, Florida (260 apartment homes) Houston, Texas (216 apartment homes), and Phoenix, Arizona (322 apartment homes).
The addition is located in Wilmington, North Carolina.

         There can be no assurance that these proposed developments and additions will be completed as planned.

         Dispositions. During the first quarter of 1998, the Company sold five apartment communities containing 2,406 apartment homes at an aggregate sales price of $66 million.

         Financings. During the first quarter of 1998, the Company entered into two separate transactions to sell Common Stock to a unit investment trust
("UIT"). A UIT purchases newly issued common shares from a group of participating REITs and sells units in the UIT to investors. In February 1998, the Company issued 1.7 million shares of Common Stock at a gross sales price of $14.31 per share to a UIT. In March 1998, the Company issued 1.1 million shares of Common Stock at a gross sales price of $14.19 to a second UIT. The net proceeds from the two UIT sales, aggregating $38.0 million, were used primarily to curtail bank debt.

         The Company sold 945,921 shares of Common Stock and received proceeds of $12.9 million under its Dividend Reinvestment and Stock Purchase Plan (the "Plan") during the first quarter of 1998. The proceeds included $9.8 million in optional cash investments and $3.1 million of reinvested dividends. The Company expects to generate in excess of $50 million in proceeds from the Plan during 1998.

         In 1997, the Company closed on a $200 million three-year unsecured revolving credit facility (the "Credit Facility"), a $50 million one-year unsecured line of credit (the "Line of Credit") and a $15 million uncommitted line of credit with a major U.S. financial institution. Under the Credit Facility, pricing is based upon the higher of the Company's senior unsecured debt ratings from S&P and Moody's, which are currently BBB+ and Baal, respectively. At these rating levels, contractual interest under the Credit Facility is LIBOR plus 42 1/2 basis points. The Credit Facility also includes a $100 million competitive bid option that allows the Company to solicit bids from participating banks at rates below the contractual rate. The Credit Facility and Line of Credit are subject to customary financial covenants and limitations.

                                 USE OF PROCEEDS

         The Company will receive no proceeds from the sale of the Offered Shares by the Selling Shareholders.

                            THE SELLING SHAREHOLDERS

         The following table provides the name of and the number of Offered Shares beneficially owned by the Selling Shareholders as of the date of this Prospectus. One of the Selling Shareholders, Mr. Don W. Winton, formerly Executive Vice President of ASR, is a Vice President of the Company and in that capacity is responsible for overseeing the Company's acquisitions in the Pacific Northwest. No Selling Shareholder other than Mr. Winton has at the date of this Prospectus any material relationship with the Company or any affiliate of the Company, or, except as a former employee of ASR, now a subsidiary of the Company, has had such a relationship with the Company or an affiliate of the Company within the past three years. No Selling Shareholder owns one percent or more of the outstanding Common Stock and each Selling Shareholder is offering all Offered Shares owned by him.

      ----------------------------------------------------------------------
                                              Shares Beneficially Owned and
      Name                                    Offered Hereby


      ----------------------------------------------------------------------
      Earl M. Baldwin                                                  5,476
      Manbir Batra MD                                                  2,477
      Bernard F. Beckelman                                             5,000
      Robert E. Bender                                                12,730
      Sharon J. Bender                                                12,730
      John Burgess                                                    13,034
      John O. Burgess                                                  7,709
      Debra Cahoon                                                    26,195
      Russel & Debra Cahoon                                            2,553
      Jack E. Chambers                                                17,991
      Ralph F. Chambers                                               17,991
      William Coburn                                                  13,170
      John F. Cockburn                                                 4,942
      John R. Cockburn                                                 2,431
      George & Sandra Cozzetto                                         9,994
      George F. Cozzetto                                               2,499
      Carolyn L. Davidson                                              2,616
      Joseph & Barbara Delaney                                         6,129
      Joseph H. Delaney                                                6,517
      The Estate of James F. Nordstrom                                40,735
      Charles Fleischmann                                              7,525
      William R. Forney                                                2,998
      James H. Gamrath                                                 7,525
      John J. Gisi                                                     4,134
      Anne E. Gittinger                                               76,379
      Gary & Vicki Glant                                               2,499
      Gary Glant                                                       2,616
      Robert Grenier                                                   2,477
      Robert J. Grenier                                                6,517

      Lewis & Ransom G. Gridley                                        6,129
      William Wesley Higgins                                          49,962
      Raymond L. Horn                                                  2,756
      C. Jere Jones                                                   12,222
      Walter & Barbara Jones, Trustees                                18,646
      Walter H. & Barbara B. Jones, Family                             4,901
      Sandra Kachlein                                                  1,880
      Carl W. Lathrop                                                 15,698
      A. DeWayn Lervick                                                1,880
      Arne T. Lervick                                                  1,880
      John S. Lervick                                                  1,880
      Robert O. Lervick                                                1,880
      Robert S. Levy                                                   2,305
      Sander M. Levy                                                   2,305
      Richard Llinhart                                                20,155
      Carl Lothrop                                                     6,517
      Hugh A. MacMillan Jr. M.D. Trust                                 5,232
      Robert Mecklenberg                                               6,517
      John H. Mensher                                                 13,034
      John H. Mensher MD                                               4,956
      Frank Mercker                                                    4,096
      Kevin McHale                                                    65,175
      John McMillan                                                    7,525
      Frederick C. Moor                                                5,243
      Michael F. & Irene Mulroy                                        5,255
      Aurthur and Paige Nagel                                         18,893
      Bruce A. Nordstrom                                              40,375
      John N. Nordstrom                                               81,471
      Katherine J. Nordstrom                                          66,195
      Sally A. Nordstrom                                              40,735
      Elmer J. Nordstrom Elected Marital Trust                        66,195
      Frances W. Nordstrom Testamentry Trust                          40,735
      Collins F. Oakley                                                2,469
      Laird G. Patterson                                               2,477
      Susan D. Patterson                                               2,479
      Robert W. Randolph MD                                            2,994
      John W. Rankin Trust                                            32,627
      Marianne H. Rankin Trust                                        25,193
      Thomas Alexander Reese, Living Trust                            38,121
      Robert B. Reynolds                                               6,129
      Bill S. Schnall                                                  9,514
      William S. Schnall MD                                            6,574

      Jack Sikma                                                      65,175
      C. Edward Springman                                             15,887
      Michael Swindling                                                2,499
      Michael J. Swindling                                             2,616
      Paul Thomas                                                      3,844
      Severt W. Thurston                                               3,762
      Ronald Tokar                                                     7,525
      Sherrie T. Tossell                                               3,762
      Peter A. & Carol M. Tuohy                                       18,791
      Harley C. Wahl                                                   2,998
      The Wickstrand Revocable Living Trust                            4,939
      Don W. Winton                                                  301,507
      Hsushi Yeh                                                       4,956
      Hsushi Yeh                                                      13,034

                                         TOTAL                     1,528,089


                              PLAN OF DISTRIBUTION

         The Offered Shares may be sold from time to time directly by the Selling Shareholders in transactions on the NYSE or in privately negotiated transactions, including transactions with exchange funds, through the writing of options on the Offered Shares or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Alternatively, the Offered Shares may be offered to or through underwriters, brokers or dealers who may act solely as agents, or who may acquire Offered Shares as principals. The distribution of the Offered Shares through such persons may be effected in one or more transactions that may take place on the NYSE, including block trades or ordinary broker's transactions, or through privately negotiated transactions or sales to one or more brokers or dealers for resale of such securities as principals, or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with such sales. In connection with such sales, the Selling Shareholders and any participating brokers or dealers may be deemed "underwriters" as such term is defined in the Securities Act and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents, in addition to any profits received on resale of the Offered Shares if any such underwriters, brokers, dealers or agents should purchase any Offered Shares as a principal, may be deemed to be underwriting discounts or commissions under the Securities Act.

         The Company will bear all expenses (other than commissions or discounts of underwriters, dealers or agents, brokers' fees, state and local transfer taxes, and fees and expenses of counsel or other advisors to the Selling Shareholders) in connection with the registration of the Offered Shares being offered by the Selling Shareholders, estimated to be $23,670.14.

         The Company has agreed to indemnify each Selling Shareholder who is or was a holder of ASR OP Units (or UDR OP Units exchanged therefor) from certain damages or liabilities arising out of or based upon any untrue statement of a material fact contained in, or material omission from, the Registration Statement.

         If some or all of the Offered Shares are offered in an underwritten offering, the terms of such underwritten offering, including the initial public offering price, the names of the underwriters and the compensation, if any, of such underwriters, will be set forth in supplements to this Prospectus.

                                  LEGAL MATTERS

         The legality of the Offered Shares will be passed upon for the Company by Hunton & Williams, Richmond, Virginia.

                                     EXPERTS

         The consolidated financial statements and schedule of the Company appearing in the annual report (Form 10-K) of United Dominion Realty Trust, Inc. for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

======================================================      ======================================================
-----------------------------------------------------       ------------------------------------------------------

         No  one  has  been  authorized  to  give  any
information  or  to  make  any   representations   not
contained in this Prospectus  regarding the Company or
the offering  made hereby and, if given or made,  such
information or representations must not be relied upon                        1,528,089 Shares
as  having  been  authorized  by  the  Company.   This
Prospectus  does not  constitute  an offer to sell, or
solicitation of an offer to buy, any securities  other
than those to which it relates, nor does it constitute                          United Dominion
an  offer  to or  solicitation  of any  person  in any                        Realty Trust, Inc.
jurisdiction in which such offer or solicitation would
be unlawful.  Neither the delivery of this  Prospectus
at any time nor any sale made hereunder  shall,  under
any  circumstances,  create any implication that there                           Common Stock
has been no change in the affairs of the Company since
the  date  hereof  or that the  information  contained
herein is correct at any time  subsequent  to the date
hereof.

            -------------------------------

                   TABLE OF CONTENTS
                                                 Page                             PROSPECTUS


Available Information.............................  2

Incorporation of Certain Documents by  Reference .  2

The Company ......................................  2

Recent Developments ..............................  3
                                                                                ________, 1998
Use of Proceeds ..................................  4

The Selling Shareholders..........................  4

Plan of Distribution..............................  6

Legal Matters.....................................  6

Experts   ........................................  7


------------------------------------------------------      ------------------------------------------------------
======================================================      ======================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission registration fee .............    $  6,170.14
Accounting fees and expenses.....................................      10,000.00
Legal fees and expenses       ...................................       7,500.00
Printing and postage expenses....................................           0.00
Miscellaneous....................................................           0.00
                                                                    ------------

         TOTAL ..................................................     $23,670.14

Item 15. Indemnification of Officers and Directors

         Directors and officers of the Company may be indemnified against liabilities, fines, penalties, and claims imposed upon or asserted against them as provided in the Virginia Stock Corporation Act and the Articles of Incorporation. Such indemnification covers all costs and expenses reasonably incurred by a Director or officer. The Board of Directors, by a majority vote of a quorum of disinterested Directors or, under certain circumstances, independent counsel appointed by the Board of Directors, must determine that the Director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law. In addition, the Virginia Stock Corporation Act and the Company's Articles of Incorporation may under certain circumstances eliminate the liability of Directors and officers in a shareholder or derivative proceeding.

         If the person involved is not a Director or officer of the Company, the Board of Directors may cause the Company to indemnify to the same extent allowed for Directors and officers of the Company such person who was or is a party to a proceeding, by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.


Item 16. Exhibits

2(a)    --        Agreement  and Plan of Merger  dated as of December  19, 1997, between  the  Company,  ASR  Investments  Corporation  and ASR
                  Acquisition  Sub, Inc. (filed as Exhibit 2(a) to the Company's
                  Form S-4 Registration Statement,  filed with the Commission on
                  January 30, 1998 (File No. 333-45305), and incorporated by reference herein)

2(b)    --        Agreement  and Plan of Merger  dated as of  October  1,  1996, between the Company,  United Sub, Inc. and South West Property
                  Trust Inc.  (filed as Exhibit 2(a) to the  Company's  Form S-4
                  Registration  Statement,  filed with the Commission on October
                  9, 1996 (File No. 333-13745), and incorporated by reference herein)

4(a)    --        Restated  Articles of  Incorporation  of the Company (filed as
                  Exhibit 4(b) to the Company's Form S-3 Registration Statement, filed with the Commission on January 16, 1998 (File No.
                  333-44463), and incorporated by reference herein)

4(a)(i) --        Amendment of Articles of  Incorporation  of the Company (filed as Exhibit 3 to the Company's Form 8-A Registration Statement dated February 4, 1998 (File No. 1-10524), and incorporated by reference herein)

4(b)    --        Restated  Bylaws of the Company  (filed as Exhibit 3(b) to the
                  Company's  quarterly report on Form 10-Q for the quarter ended
                  March 31, 1997 (File No. 1-10524), and incorporated by reference herein)

4(c)    --        Specimen United Dominion  Common Stock  certificate  (filed as
                  Exhibit 4(i) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-10524), and incorporated by reference herein)

4(d)(i) --        Loan  Agreement  dated as of  November  7, 1993,  between  the
                  Company and Aid  Association  for Lutherans  (filed as Exhibit
                  6(c)(1) to the Company's Form 8-A Registration Statement dated
                  April 19, 1990 (File No. 10524), and incorporated by reference herein)

4(d)(ii)--        Note Purchase  Agreement dated as of January 15, 1993, between the Company and CIGNA Property and Casualty Insurance Company,
                  Connecticut   General  Life  Insurance  Company,   Connecticut
                  General  Life  Insurance  Company  on  behalf  of one or  more
                  separate   accounts,   Insurance  Company  of  North  America,
                  Principal Mutual Life Insurance Company, and Aid Association for Lutherans (filed as Exhibit 6(c)(5) to the Company's Form
                  8-A  Registration  Statement  dated  April 19,  1990 (File No.
                  1-10524), and incorporated by reference herein)

4(e)    --        Rights  Agreement  dated as of January 27,  1998,  between the
                  Company  and  ChaseMellon  Shareholder  Services,  L.L.C.,  as
                  Rights  Agent  (filed as Exhibit 1 to the  Company's  Form 8-A
                  Registration  Statement  dated  February  4,  1998  (File  No.
                  1-10524) and incorporated by reference herein)

4(f)    --        Form of Rights Certificate (included in Exhibit 4(e))

5       --        Opinion of Hunton & Williams (previously filed)

23(a)   --        Consent of Ernst & Young LLP

23(b)   --        Consent of Hunton & Williams (included in Exhibit 5)

25      --        Power of Attorney (previously filed)


Item 17. Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                                    Provided, however, that paragraphs (a)(1)(i)
                             and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Virginia Code, the Articles of Incorporation or By-laws of the registrant or resolutions of the Board of Directors of the registrant adopted pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this pre-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 27th day of May, 1998.

                                  UNITED DOMINION REALTY TRUST, INC.



                                        By /s/ John P. McCann
                                           --------------------------------
                                           John P. McCann
                                           President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this pre-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on May 27, 1998.

                       Signature                                        Title & Capacity
                       ---------                                        ----------------

/s/ John P. McCann                                             President,  Chairman, Chief Executive Officer (Principal
-----------------------------------------------                Executive Officer) and Director
          John P. McCann

                                                               Executive  Vice  President,   Chief  Financial   Officer
/s/ James Dolphin*                                             (Principal Financial Officer) and Director
-----------------------------------------------
          James Dolphin

/s/ Robin R. Flanagan*                                         Principal Accounting Officer
-----------------------------------------------
         Robin R. Flanagan

/s/ Jeff C. Bane*                                              Director
-----------------------------------------------
         Jeff C. Bane

                                                               Director
-----------------------------------------------
         R. Toms Dalton, Jr.

                                                               Director
-----------------------------------------------
         Jon A. Grove



                                           II-4

                                                               Director
-----------------------------------------------
         Barry M. Kornblau



/s/ H. Franklin Minor*                                         Director
-----------------------------------------------
         H. Franklin Minor

/s/ Lynne B. Sagalyn*                                          Director
-----------------------------------------------
         Lynne B. Sagalyn

                                                               Director
-----------------------------------------------
         Mark J. Sandler

                                                               Director
-----------------------------------------------
         Robert W. Scharar


/s/ John S. Schneider*                                         Director
-----------------------------------------------
         John S. Schneider


/s/ C. Harmon Williams, Jr.*                                   Director
-----------------------------------------------
         C. Harmon Williams, Jr.


*By: /s/ Katheryn E. Surface
    -----------------------------------------------
         Katheryn E. Surface
         Attorney-in-Fact



                                      EXHIBIT INDEX



Exhibit                                     Document
-------                                     --------

2(a) Agreement and Plan of Merger dated as of December 19, 1997, between the Company, ASR Investments Corporation and ASR Acquisition Sub, Inc. (incorporated by reference)

2(b) Agreement and Plan of Merger dated as of October 1, 1996, between the Company, United Sub, Inc. and South West Property Trust Inc. (incorporated by reference)

4(a)              Restated    Articles   of   Incorporation   of   the   Company
                  (incorporated by reference)

4(a)(i)           Amendment  of  Articles  of   Incorporation   of  the  Company
                  (incorporated by reference)

4(b)              Restated Bylaws of the Company (incorporated by reference)

4(c)              Specimen   United    Dominion    Common   Stock    certificate
                  (incorporated by reference)

4(d)(i)           Loan  Agreement  dated as of  November  7, 1993,  between  the
                  Company and Aid Association for Lutherans (incorporated by reference)

4(d)(ii) Note Purchase Agreement dated as of January 15, 1993, between the Company and CIGNA Property and Casualty Insurance Company, Connecticut General Life Insurance Company, Connecticut General Life Insurance Company on behalf of one or more separate accounts, Insurance Company of North America, Principal Mutual Life Insurance Company, and Aid Association for Lutherans (incorporated by reference)

4(e) Rights Agreement dated as of January 27, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference)

4(f)              Form of Rights Certificate (included in Exhibit 4(e))

5                 Opinion of Hunton & Williams (previously filed)

23(a)             Consent of Ernst & Young LLP

23(b)             Consent of Hunton & Williams (included in Exhibit 5)

25                Power of Attorney (previously filed)


                                          II-6